Exhibit 10.6

Safety Insurance Group, Inc.

Annual Performance Incentive Plan

Amendment

This Amendment (this “Amendment”) to the Safety Insurance Group, Inc. Annual Performance Incentive Plan (the “Plan”) is adopted as of December 31, 2008 by the Board of Directors of Safety Insurance Group, Inc. (the “Company”).

WHEREAS, the Company maintains the Plan, and pursuant to Section 8 of the Plan, the Board of Directors of the Company may amend, suspend, discontinue or terminate the Plan at any time; and

WHEREAS, the Board of Directors of the Company desires to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended by this Amendment, effective as of December 31, 2008, as follows:

1.               The following shall be added to the end of Section 6(a):

“Notwithstanding the foregoing, any payment under the Plan shall be made no later than March 15 of the calendar year following the calendar year in which the Committee certifies that one or more of the applicable performance objectives have been attained.”

2.               Except as expressly set forth in this Amendment, the Plan shall remain unchanged and in full force and effect.